                                                                  EXHIBIT 10.15

                                [FLAG LETTERHEAD]


                                  CONFIDENTIAL

October ___, 2002


Kees van Ophem
Little Romany
Christchurch Road
Virginia Water, Surrey
GU25 4PX
United Kingdom

              AMENDMENT TO CONTRACT OF EMPLOYMENT OF KEES VAN OPHEM PURSUANT TO THE THIRD AMENDED AND RESTATED JOINT PLAN
                        OF REORGANIZATION OF THE COMPANY

Dear Kees:

Pursuant to the Third Amended and Restated Joint Plan of Reorganization of Debtors under Chapter 11 of the Bankruptcy Code (such debtors referred to collectively herein as the "COMPANY"), as may be amended from time to time (the "PLAN"), your Contract of Employment dated 31 August 2001 (your "CONTRACT"), as amended by the Addendum to your Contract dated 10 April 2002 (your "ADDENDUM"), is hereby, effective as of the Effective Date (as defined in the Plan), assumed by FLAG Telecom Group Limited ("FTGL") as further amended below.

1. RETENTION PAYMENT AMOUNT. You shall vest in your Retention Payment Amount on the Effective Date. Notwithstanding anything to the contrary in your Contract or Addendum, you shall be obligated to repay your Retention Payment Amount if, prior to the Effective Date, you terminate your employment or your employment is terminated for Good Cause.

2. ENTERPRISE VALUE BONUS. You shall not be entitled to payment of the percentage of the Enterprise Value of the Company as contemplated under your Addendum.

3. 2002 BONUS. Your bonus for 2002 shall be paid in accordance with the following:

     (a) You shall be eligible to earn your target bonus as in effect prior to the Commencement Date (as defined in the Plan) if (i) you are employed on

          31 December 2002 by FTGL or (ii) your employment with FTGL terminates prior to 31 December 2002 for any reason other than (A) termination for Good Cause or (B) voluntary resignation; provided that the conditions of Section 3(c) below are met.

     (b) Your bonus shall be payable in a cash lump sum as soon as practicable following 31 December 2002, but in no event later than 20 January 2003; provided that, if fourth quarter financial results are not available on 15 January 2003, the portion of the bonus based upon such results shall be payable within five days of such results becoming available, but in no event later than March 31, 2003.

     (c) Fifty percent of your target bonus shall be payable if available cash plus working capital of FTGL and its subsidiaries as of the Effective Date is equal to or greater than projected or if the available cash plus working capital of FTGL and its subsidiaries as of the Effective Date is within 2.5 percent of such projection. The remaining fifty percent of the target bonus shall be payable if each of cash revenue and cash flow in fourth quarter 2002 is equal to or greater than projected or if each of cash revenue and cash flow in fourth quarter 2002 is within 2.5 percent of each such projection.

     (d) For purposes hereof, the projections referenced in Section 3(c) above and the meaning of "available cash plus working capital", "cash revenue" and "cash flow" shall be determined consistent with Section
          6.7.4 of the Plan.

4.   LEGAL EXPENSES.

     (a) FTGL shall pay your actual documented litigation-related costs and expenses (including attorneys fees) to the extent that (i) such costs and expenses are pending reimbursement or not actually reimbursed by the insurers under the directors and officers liability insurance policies of the Company in existence prior to the Effective Date (the "POLICIES"), regardless of whether such costs and expenses were incurred pre- or post-petition, and (ii) the aggregate amount of the payments described in this sentence, together with all other payments made pursuant to Section 6.4.1(b) of the Plan, shall not exceed $3.25 million and the aggregate amount of such payments for the period through the first anniversary of the Effective Date shall not exceed $1.625 million. Notwithstanding the foregoing, FTGL shall not be required to advance costs and expenses that are pending reimbursement by the insurers under the Policies if such advancement would result in the contravention of the Sarbanes-Oxley Act of 2002 (as defined below). "Sarbanes-Oxley Act of 2002" means that certain U.S. federal legislation adopted on July 30, 2002, as amended or supplemented from time to time, or any U.S. federal statute or regulation adopted by the U.S. Securities and Exchange Commission in effect that has replaced, amended or supplemented or will replace, amend or supplement such statute.

     (b) You shall take all reasonably necessary action to collect from the directors and officers liability insurers of the Company the costs and expenses described in Section 4(a) above and fully cooperate with FTGL in connection with any coverage disputes under Section 4(f) below. In the event of a material violation of your obligation to cooperate with FTGL pursuant to the preceding sentence, FTGL's obligation to make payments under Section 4(a) above shall terminate.

     (c) You hereby represent and certify that you have not knowingly made any fraudulent statements or material misrepresentations to the directors and officers liability insurers of the Company or persons acting on their behalf in connection with the Company's directors and officers insurance application process. In the event that you are found by a judgment or other final adjudication to have knowingly made such a fraudulent statement or material misrepresentation, FTGL's obligation to make the payments in Section 4(a) above shall immediately terminate and you shall be required to refund your pro rata share of any payments made by FTGL pursuant to Section 6.4.1(b) of the Plan. Such pro rata share shall be determined by dividing the total amount of such payments by the total number of defendants in the relevant litigation.

     (d) All payments made pursuant to Section 4(a) above, to the extent actually paid by FTGL, shall be immediately reimbursable upon collection by you to the extent of and out of any indemnified fees, costs and expenses actually reimbursed by the insurers under the Policies.

     (e) FTGL shall reimburse you for attorneys fees and expenses incurred in connection with the Chapter 11 Cases (as defined in the Plan), in an amount not to exceed, together with all other reimbursements pursuant to Section 6.4.2 of the Plan, $180,000 in the aggregate. Any such reimbursement shall reduce the maximum amount payable under Section 4(a) above.

     (f) FTGL shall pay its own attorneys fees and costs in connection with disputes as to coverage under the Policies and take all reasonably necessary action to resolve any such disputes; provided, however, that FTGL shall not be responsible, either directly or through reimbursement, for costs associated with any legal or other professionals retained by you in connection with such disputes.

5. INDEMNIFICATION. You shall be indemnified by FTGL with respect to acts and omissions occurring on or after the Effective Date to the same extent as the other directors and officers of FTGL.

6. DEFERRED COMPENSATION. Except with respect to your bonus for 2002, you shall not be entitled to receive any deferred compensation earned or incurred prior to the Effective Date. For the avoidance of doubt, it is understood that the foregoing sentence shall not prevent you from receiving the Retention Payment Amount referred to in Section 1 above, to the extent eligible.

7. NO DEFAULTS/CURE OBLIGATIONS. You hereby acknowledge that no default exists under your Contract or Addendum that is required to be cured upon assumption.

8. GOVERNING LAW. This Amendment, together with your Contract and Addendum, shall be governed and construed in accordance with the laws of England and Wales, whose courts shall have exclusive jurisdiction in any dispute or proceedings arising in connection herewith.

9. OTHER TERMS IN EFFECT. Except as specifically modified herein, the terms of your Contract and Addendum remain in force.

Please indicate your acceptance of the above by signing and dating below.


Sincerely,


FLAG Telecom Group Limited


By:
   -------------------------------

Name:
Title:


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Kees van Ophem

Date
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